UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 7, 2023

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

2750 Premiere Pkwy., Suite 100 Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

(678) 775-6900
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☐	☒	☐	☒	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	DLA	NYSE American

Item 2.02.       Results of Operations and Financial Condition.

On December 7, 2023, Delta Apparel, Inc. (the "Company") issued a press release announcing its financial results for the quarter and full year ended September 30, 2023.

A copy of the press release is attached as Exhibit 99.1 hereto and also made available through the Company's website at www.deltaapparelinc.com.

Item 7.01.       Regulation FD Disclosure.

Robert W. Humphreys, Chairman and Chief Executive Officer, and senior management will hold a conference call on Thursday, December 7, 2023, at 4:30 p.m. Eastern Time, to discuss financial results and provide a business update.  The conference call will be broadcast through the Company's website at www.deltaapparelinc.com.  Investors may listen to the call by selecting the webcast link on the homepage of the website.  A reply of the webcast will be available within one hour of the call and accessible at the above website through January 7, 2024.

The information in the Current Report on Form 8-K, including the exhibit, is being furnished and shall not be deemed "filed" for purpose of Section 18 of the Securities Exchange Act of 1934 (the  "Exchange Act") or otherwise subject to the liabilities of that section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.       Financial Statements and Exhibits.

             (d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by Delta Apparel, Inc. on December 7, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	December 7, 2023	/s/ Justin M. Grow
Justin M. Grow
Executive Vice President and Chief Administrative Officer